EXHIBIT 99.1

Contact: William H. Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS Announces Completion of $275 Million Term Loan

Kansas City, Missouri, February 27, 2012.  Kansas City Southern (“KCS”) (NYSE: KSU) announced today that its wholly-owned subsidiary, The Kansas City Southern Railway Company (“KCSR” or “the Company”), has entered into a $275 million Term Loan A-2 (“TLA-2”) maturing January 15, 2017. The TLA-2, completed as an amendment to the Company’s credit facility executed in July 2011, will result in significant future interest expense savings for KCSR. The Company plans to use the proceeds from the TLA-2, which carries an interest rate of 1.25% over the London Interbank Offered Rate (“LIBOR”), to retire its $275 million 8.0% Senior Notes (“the Notes”). This redemption includes approximately $175 million of Notes tendered pursuant to a recently-concluded tender offer and the remainder when the Notes become callable in the second quarter of 2012.

A total of 18 financial institutions participated in the TLA-2. JP Morgan, Bank of America Merrill Lynch and Morgan Stanley acted as Joint Bookrunners and Lead Arrangers. JP Morgan also served as Syndication Agent and Morgan Stanley also served as Co-Documentation Agent. Additional Lead Arrangers and Co-Documentation Agents included Citibank and Scotia Capital.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligations; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSR. More detailed information about these factors may be found in filings by KCS with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSR are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.